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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Avocent Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2003 Annual Meeting of Stockholders of Avocent Corporation, a Delaware corporation, will be held at the Huntsville Marriott Hotel located at Five Tranquility Base, Huntsville, Alabama 35805, on Thursday, June 12, 2003, at 10:00 a.m., for the following purposes:

  1.
  To elect two Class III directors to serve until the annual meeting of our stockholders in 2006;

  2.
  To approve the adoption of the Avocent Corporation 2003 Stock Option Plan and the reservation of two million (2,000,000) shares of our common stock for issuance under the 2003 Stock Option Plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year ending December 31, 2003; and

  4.
  To transact such other business as may properly come before the meeting, or any postponement or adjournment of the annual meeting.

        Only stockholders of record at the close of business on April 21, 2003, are entitled to notice of, and to vote at, the 2003 Annual Meeting of Stockholders and any adjournment or postponement of this annual meeting. A list of these stockholders is kept at the office of our transfer agent, Mellon Investor Services LLC. All stockholders are cordially invited to attend the annual meeting. However, to assure your representation at the meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may also be able to submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

        Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Samuel F. Saracino Secretary

Huntsville, Alabama
April 25, 2003

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.

4991 Corporate Drive
Huntsville, Alabama 35805

PROXY STATEMENT

Annual Meeting of Stockholders
To be held on June 12, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time, and Place

        This proxy statement is furnished to the stockholders of Avocent Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2003 Annual Meeting of Stockholders to be held at the Huntsville Marriott Hotel located at Five Tranquility Base, Huntsville, Alabama 35805, on Thursday, June 12, 2003, at 10:00 a.m., and any and all postponements or adjournments of this annual meeting, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. These proxy solicitation materials were first mailed on or about May 5, 2003, to all stockholders entitled to vote at the annual meeting.

Purposes of the Annual Meeting

        The purposes of the annual meeting are to:

  •
  Elect two Class III directors to serve until the annual meeting of our stockholders in 2006;

  •
  Approve the adoption of the Avocent Corporation 2003 Stock Option Plan and the reservation of two million (2,000,000) shares of our common stock for issuance under the 2003 Stock Option Plan;

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year ending December 31, 2003; and

  •
  To transact such other business as may properly come before the annual meeting, or any postponement or adjournment of the annual meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our corporate secretary or our transfer agent, Mellon Investor Services LLC, a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

Record Date and Share Ownership

        Stockholders of record at the close of business on April 21, 2003, the record date, are entitled to notice of, and to vote at, the annual meeting. On April 15, 2003, 45,686,580 shares of our common stock, and no shares of our preferred stock, were issued and outstanding, held of record by approximately 300 stockholders. For information regarding security ownership by principal stockholders and management, see the section below entitled, "Security Ownership by Principal Stockholders and Management."

Voting and Solicitation; Quorum

        Each share held as of the record date is entitled to one vote. A quorum for the transaction of business at the annual meeting requires the presence, in person or by proxy, of a majority of the votes eligible to be cast by holders of the shares of common stock issued and outstanding on the record date.

        Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes will not be counted for the purpose of determining the number of shares entitled to vote with respect to a proposal on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of the voting on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will have the same effect as a vote against the proposals.

        The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials regarding the annual meeting to such beneficial owners. Certain of our directors, officers, and regular employees, without additional compensation, may also solicit proxies, personally or by telephone, telegram, or facsimile. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket costs and expenses.

Stockholder Proposals for the Next Annual Meeting

        Any proposal to be presented at our next annual meeting of stockholders must be received at our offices no later than Friday, January 9, 2004, in order to be considered for inclusion in our proxy materials for such meeting. Any such proposals must be submitted in writing, addressed to the attention of our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, Attention: Corporate Secretary, and must otherwise comply with our Bylaws and the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

        In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote who has delivered written notice to our corporate secretary not less than 90 days in advance of the annual meeting, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 100 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to our corporate secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our corporate secretary at 9911 Willows Road N.E., Redmond, Washington 98052, Attention: Corporate Secretary.

PROPOSAL ONE
ELECTION OF CLASS III DIRECTORS

        Our Certificate of Incorporation provides that our Board of Directors is to be divided into three classes of directors, designated as Class I, Class II, and Class III. Our Board of Directors currently consists of nine members, with three members in each of Classes I, II, and III. Upon the expiration of the term of a class of directors, nominees for that class are elected to serve for a term of three years and until their respective successors have been elected and qualified. The current terms of the Class III directors, Francis A. Dramis, Jr., Barry L. Harmon, and Stephen F. Thornton, expire upon the election and qualification of the directors to be elected at the annual meeting. Following the recommendation of our Nominating Committee, our Board of Directors has reduced the size of our Board of Directors to eight members and has nominated Messrs. Dramis and Thornton for reelection to the Board of Directors at the annual meeting, to serve until the annual meeting of stockholders to be held in 2006. The terms of the Class I and Class II directors expire at the annual meetings of stockholders to be held in 2004 and 2005, respectively.

        Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Dramis and Thornton to the Board of Directors. The nominees have consented to serve as our directors if elected. If, at the time of the annual meeting, either of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable, or will decline, to serve as a director.

        Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the annual meeting. Please note that Avocent was formed by the combination of Apex Inc. and Cybex Computer Products Corporation in a merger transaction that was effective July 1, 2000.

Class I Directors

        William H. McAleer, 52, has been one of our directors since July 2000, and prior to that, he served as one of Apex's directors since June 1996. Mr. McAleer is currently Managing Director of Voyager Capital, a venture firm that provides funding to private information technology companies. From 1988 through 1994, he was Vice President Finance, Chief Financial Officer, and Secretary of Aldus Corporation, a publicly traded software company.

        David P. Vieau, 53, has been one of our directors since April 2001. Since March 2002, Mr. Vieau has been the President and Chief Executive Officer of A123Systems, Inc., a privately-held company that develops advanced power technologies for portable communications and computer systems. From September 1995 through November 2000, he was Vice President of Worldwide Business Development of American Power Conversion Corporation, a publicly traded company that provides power protection, environmental control, and site monitoring services for the personal computer and information systems markets.

        Doyle C. Weeks, 57, has been one of our directors since July 2000, and prior to that, he served as one of Cybex's directors since 1998. Mr. Weeks has been our Executive Vice President of Group Operations and Business Development since July 2000, and prior to that, he held the same position at Cybex since August 1998. Mr. Weeks served as Senior Vice President of Finance, Chief Financial Officer, and Treasurer of Cybex from 1995 to August 1998 and as Assistant Secretary of Cybex during 1998.

Class II Directors

        John R. Cooper, 55, has been one of our directors since July 2000, and was elected as Chairman of our Board of Directors in April 2003. Prior to that, he served as one of Cybex's directors since 1998. Mr. Cooper has been our President and Chief Executive Officer since March 2002. From April 2001 to November 2001, Mr. Cooper served as Senior Vice President of Finance and Chief Financial Officer of ADTRAN, Inc., a publicly traded company that designs, develops, manufacturers, markets and services a broad range of high-speed digital transmission products utilized by telephone companies and corporate end-users to implement advanced digital data services over existing telephone networks. Mr. Cooper was Vice President and Chief Financial Officer of ADTRAN, Inc. from 1996 to April 2001.

        Harold D. "Harry" Copperman, 56, Mr. Copperman has been one of our directors since November 2002. Mr. Copperman is currently President and Chief Executive Officer of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software, and services, a position he has held since March 2002. From 1993 through 1999, Mr. Copperman served as Senior Vice President and Group Executive of the Products Divisions at Digital Equipment Corporation where he was responsible for the company's six computer systems business units and worldwide manufacturing and distribution. Mr. Copperman is also a director of Epicor Software Corporation, a software corporation.

        Edwin L. Harper, 58, has been one of our directors since July 2000, and was elected as our Lead Independent Director in April 2003. Prior to that, he served as one of Apex's directors since October 1996. From September 1999 to March 2001, Mr. Harper served as a director and as President, Chief Executive Officer, and Chief Operating Officer of Manufacturing Technology, Inc., a privately held company that manufactures slicing and dicing equipment for the thin film head, semiconductor, and optics industries. From June 1996 through December 1998, Mr. Harper served as President and Chief Executive Officer of SyQuest Technology, a computer hardware company that filed a petition under Chapter 11 of the Bankruptcy Code in November 1998. Mr. Harper is also a director of Ditech Communication Corporation, a telecommunications equipment supplier.

Class III Directors

        Francis A. "Fran" Dramis, Jr., 54, has been one of our directors since November 2002. Mr. Dramis is currently Chief Information—E-Commerce & Security Officer for BellSouth Corporation, a telecommunications company based in Atlanta, Georgia. Mr. Dramis has held a variety of positions at BellSouth, which he joined in December 1998. Prior to that, Mr. Dramis was a consultant for CIO Strategy, Inc., a Clifton, Virginia-based information technology consulting firm.

        Stephen F. Thornton, 63, has been a member of our Board of Directors since July 2000, and was Chairman of our Board of Directors from July 2000 to April 2003. Prior to that, he served as Chairman of the Board of Directors of Cybex since 1987. Mr. Thornton was our President and Chief Executive Officer from July 2000 to March 2002, and prior to that, he held the same positions at Cybex since 1984.

Vote Required and Board of Directors' Recommendation

        The two nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. DRAMIS AND THORNTON TO THE BOARD OF DIRECTORS.

Committees of the Board of Directors

        During the year 2002, our Board of Directors had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The functions performed by each committee and the members of each committee are described below.

        Audit Committee.    The Audit Committee reviews with our independent accountants the scope, results, and costs of the annual audit and our accounting policies and financial reporting. Our Audit Committee has (i) direct responsibility for the appointment, compensation, retention, and oversight of our independent accountants, (ii) established procedures for handling complaints regarding our accounting practices, (iii) authority to engage any independent advisors it deems necessary to carry out is duties, and (iv) appropriate funding to engage any necessary outside advisors.

        Through February 2002, the members of the Audit Committee were William H. McAleer (Chairman), John R. Cooper, and Edwin L. Harper. Mr. Cooper resigned as a member of the Audit Committee in March 2002 upon his selection as our President and Chief Executive Officer, and David P. Vieau was subsequently elected as a member of the Audit Committee. We added two independent members to our Board of Directors in November 2002, and in April 2003, one of these new directors, Harold D. Copperman, was elected to the Audit Committee (replacing Mr. Vieau). The current members of the Audit Committee are William H. McAleer (Chairman), Harold D. Copperman, and Edwin L. Harper. Each of Messrs. McAleer, Copperman, and Harper is (and, during his tenure on the Audit Committee, Mr. Vieau was) an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards and pursuant to the criteria established in Section 10A(m) of the Securities Exchange Act of 1934, as amended. The Audit Committee report is set forth below. The Audit Committee Charter adopted by our Board of Directors is attached as Annex A to this proxy statement. The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis.

        Compensation Committee.    The Compensation Committee oversees our compensation and benefits practices and programs. The current members of the Compensation Committee are Edwin L. Harper (Chairman), William H. McAleer, and David P. Vieau.

        Nominating Committee.    During 2002, we had a Nominating Committee with responsibility for reviewing and recommending candidates for election to the Board of Directors, and the members of the Nominating Committee were William H. McAleer (Chairman), Edwin L. Harper, and David P. Vieau. In April 2003, we expanded the scope of this committee to include responsibility for corporate governance matters and renamed the committee the Nominating and Governance Committee. At the same time, one of the new independent members of our Board of Directors, Francis A. Dramis, Jr., was elected to the Nominating and Governance Committee (replacing Mr. Harper). The current members of the Nominating and Governance Committee are Messrs. Dramis (Chairman), McAleer, and Vieau. The Nominating and Governance Committee accepts nominations by stockholders. See the section above entitled "Stockholder Proposals for the Next Annual Meeting" and our Bylaws for the proper proposal procedures.

Board of Directors and Committee Meetings

        During 2002, our Board of Directors met seven times, and took action by unanimous written consent one additional time. There were nineteen meetings of the Audit Committee, six meetings of the Compensation Committee, and four meetings of the Nominating Committee during 2002. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees, if any, on which such director served.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2002

        The Audit Committee oversees the financial reporting process of Avocent Corporation ("Avocent" or the "Company") on behalf of the Company's Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with PricewaterhouseCoopers LLP, the Company's independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments about Avocent's accounting principles and the other matters required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence from the Company and from the Company's management, and this discussion included consideration of the matters in the written disclosures required by the Independence Standards Board and the potential impact the non-audit services provided by PricewaterhouseCoopers could have on their independence.

        The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plans for their audits. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their audits and quarterly reviews, their observations regarding the Company's internal controls, and the overall quality of the Company's financial reporting. There were nineteen meetings of the Audit Committee during 2002.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the 2002 audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company's independent accountants for 2003.

AUDIT COMMITTEE William H. McAleer, Chairman Edwin L. Harper David P. Vieau

EXECUTIVE OFFICERS

        The following table sets forth information regarding the individuals who served as our executive officers as of Apri1 15, 2003:

Name	Age	Position
John R. Cooper*	55	Chairman of the Board of Directors; President and Chief Executive Officer
Doyle C. Weeks*	57	Executive Vice President of Group Operations and Business Development
William A. Dambrackas	59	Senior Vice President of Advanced Technology
R. Byron Driver	62	Senior Vice President of Operations
Gary R. Johnson	53	Senior Vice President of Global Sales and Marketing
Kieran MacSweeney	45	Managing Director of International Operations
C. David Perry	48	Senior Vice President of OEM Sales
Douglas E. Pritchett	47	Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary
Samuel F. Saracino	52	Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary
Christopher L. Thomas	47	Senior Vice President of Engineering

*
See "Proposal One—Election of Directors" for biographies of the executive officers who are also on our Board of Directors.

        William A. Dambrackas has been our Senior Vice President of Advanced Technology since January 2001. Prior to that, he was President and Chief Executive Officer of Equinox Systems Inc., a company that designs and markets server-based communications products for remote access which Mr. Dambrackas founded in 1983 and which we acquired in January 2001.

        R. Byron Driver has been our Senior Vice President of Operations since July 2000. Prior to that, he held the same position at Cybex since 1995.

        Gary R. Johnson has been our Senior Vice President of Global Sales and Marketing since July 2001 and our Senior Vice President of Sales, the Americas, from July 2000 to July 2001. Prior to that, he was Senior Vice President of Sales and Marketing of Cybex since April 1997.

        Kieran MacSweeney has been our Managing Director of International Operations since July 2000. Prior to that, he was Managing Director of International Operations of Cybex since joining Cybex in October 1996.

        C. David Perry has been our Senior Vice President of OEM Sales since April 2002 and our Vice President of OEM Sales from July 2000 to April 2002. Prior to that, he was Vice President of Worldwide Sales of Apex from November 1998 to June 2002. From March 1997 through September 1998, he served as Vice President of Sales – Commercial Division of Acer America Corporation, a manufacturer and seller of computer hardware.

        Douglas E. Pritchett has been our Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary since July 2000. Prior to that, he held the same positions at Cybex since September 1998. Prior to joining Cybex as an executive officer, Mr. Pritchett was Chief Financial Officer of Barber Dairies, Inc., a regional dairy, from 1992 to 1998.

        Samuel F. Saracino has been our Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary since July 2000. Prior to that, he was Vice President of Business Development and General Counsel of Apex since February 1998 and Secretary of Apex since March 1998. From

January 1984 to February 1998, Mr. Saracino was a partner at the law firm of Davis Wright Tremaine LLP.

        Christopher L. Thomas has been our Senior Vice President of Engineering since July 2000. Prior to that, he served as Senior Vice President of Engineering of Cybex from April 1997 through June 2000.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows:

  •
  the compensation earned by our Chief Executive Officers during the last completed fiscal year;

  •
  the compensation earned by our other four most highly compensated individuals who served as executive officers during the last completed fiscal year; and

  •
  the compensation received by each such individual for the two preceding fiscal years.

        On July 1, 2000, the stockholders of Cybex Computer Products Corporation and Apex Inc. approved a merger, resulting in the formation of Avocent. In the merger, holders of Apex's common stock received 1.0905 shares of Avocent common stock for each share they owned, and holders of Cybex's common stock received one share of Avocent common stock for each share they owned. For ease of comparison, in the following table, and wherever applicable throughout this proxy statement, the number and price of shares have been converted to reflect the exchange ratio resulting from the merger.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Number of Securities Underlying Options
Name & Principal Position							Other Compensation
	Year(1)	Salary		Bonus(2)
John R. Cooper(3) President and Chief Executive Officer	2002 2001 2000		$242,308 — —		$185,652 — —	400,000 — —		— — —
Stephen F. Thornton(4) Formerly President and Chief Executive Officer	2002 2001 2000	$ $ $	175,299 361,550 325,000	$ $ $	125,471 18,855 214,813	30,000 60,000 255,000	$ $ $	5,500 5,250 2,703	(5) (5) (6)
Doyle C. Weeks Executive Vice President of Group Operations and Business Development	2002 2001 2000	$ $ $	263,415 258,250 231,250	$ $ $	195,680 13,525 151,925	50,000 50,000 225,000	$ $ $	5,500 5,250 5,349	(5) (5) (6)
Samuel F. Saracino Senior Vice President of Legal and Corporate Affairs, General Counsel, and Secretary	2002 2001 2000	$ $ $	228,358 222,788 214,000	$ $ $	171,469 11,779 127,165	40,000 40,000 100,000	$ $ $	5,500 5,250 8,500	(5) (5) (7)
Douglas E. Pritchett Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary	2002 2001 2000	$ $ $	226,537 222,095 198,750	$ $ $	171,983 11,660 130,230	40,000 40,000 220,000	$ $ $	5,500 5,250 3,242	(5) (5) (6)
William A. Dambrackas Senior Vice President of Advanced Technology	2002 2001 2000	$ $	224,620 220,308 —	$ $	163,610 22,031 —	20,000 140,000 —	$ $	5,500 5,250 —	(5) (5)

(1)
Messrs. Thornton, Weeks, and Pritchett were previously executive officers of Cybex and became executive officers of Avocent upon the merger. Similarly, Mr. Saracino was previously an executive officer of Apex and became an executive officer of Avocent upon the merger. Mr. Dambrackas became an executive officer of Avocent in 2001.

  Cybex's fiscal year ended on March 31, while Apex's ended on December 31. As a result, the compensation amounts in this table are calculated as follows:

  For the years 2002 and 2001, the compensation of all executive officers is calculated based on compensation earned by each of them from Avocent during the fiscal years ended December 31, 2002 and 2001.

  For the year 2000, the compensation for Messrs. Thornton, Weeks, and Pritchett is calculated based on (i) 25% of the compensation earned by each of them during Cybex's fiscal year ended March 31, 2000, plus (ii) the compensation earned by them from Cybex prior to the merger during the period April 1 through June 30, 2000, plus (iii) the compensation earned by them after the merger during Avocent's fiscal year ended December 31, 2000. For the year 2000, the compensation for Mr. Saracino is calculated based on (i) the compensation earned by him from Apex prior to the merger during the period January 1 through June 30, 2000, plus (ii) the compensation earned by him after the merger during Avocent's fiscal year ended December 31, 2000.

(2)
The amounts listed in this column include bonuses earned in the indicated year and paid in the subsequent year. The amounts exclude bonuses paid in the indicated year but earned in a prior year.

(3)
Mr. Cooper was elected our President and Chief Executive Officer in March 2002 and the Chairman of our Board of Directors in April 2003. Mr. Cooper also received $3,167 for his service in 2002 as a director prior to becoming our President and Chief Executive Officer.

(4)
Mr. Thornton was our President and Chief Executive Officer from July 2000 through his resignation in March 2002. He remains a member of our Board of Directors.

(5)
Employer contributions to Avocent's 401(k) Retirement Plan.

(6)
Employer contributions to Cybex's 401(k) Retirement Plan.

(7)
Employer contributions to Apex's 401(k) Retirement Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information with respect to stock options granted to the executive officers named in the Summary Compensation Table in the last completed fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
		Individual Grants(2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees in Fiscal Year(4)
Name(1)			Exercise Price ($/sh)(5)	Expiration Date
					5%	10%
John R. Cooper	400,000	20.93%	$21.56	2/22/2012	$5,423,587	$13,744,435
Stephen F. Thornton	30,000	1.57%	$21.77	4/15/2012	$410,731	$1,040,873
Doyle C. Weeks	50,000	2.62%	$21.77	4/15/2012	$684,552	$1,734,789
Samuel F. Saracino	40,000	2.09%	$21.77	4/15/2012	$547,641	$1,387,831
Douglas E. Pritchett	40,000	2.09%	$21.77	4/15/2012	$547,641	$1,387,831
William A. Dambrackas	20,000	1.05%	$21.77	4/15/2012	$273,821	$693,915

(1)
The information provided in this table is based on information pertaining to options granted to them by Avocent during the fiscal year ended December 31, 2002.

(2)
No stock appreciation rights were granted to executive officers in our last completed fiscal year.

(3)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of our common stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)
The percentages listed in this column are based on stock options to purchase 1,911,350 shares granted to our employees during the year 2002 but do not include options issued to employees of 2C Computing, Inc. on the conversion and assumption of their options in connection with our acquisition of 2C in August 2002.

(5)
The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the last completed fiscal year. In addition, the table sets forth the number of shares covered by stock options as of the last completed fiscal year, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the last completed fiscal year.

Name(1)	Number of Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End Exercisable/Unexercisable(3)
John R. Cooper	—	—	128,958/344,167	$115,725/$224,400
Stephen F. Thornton	—	—	312,437/155,188	$1,323,634/$180,970
Doyle C. Weeks	50,000	$770,033	230,375/157,468	$568,460/$191,622
Samuel F. Saracino	—	—	311,826/86,751	$1,867,399/$13,506
Douglas E. Pritchett	—	—	237,000/141,750	$829,350/$162,225
William A. Dambrackas	—	—	74,500/85,500	$2,250/$6,750

(1)
The information provided in this table for the executive officers is based on any options exercised by them during 2002.

(2)
The amounts listed in this column are calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of common stock on the date of exercise, and do not necessarily indicate that the optionee sold such stock.

(3)
The amounts listed in this column are calculated based on the $22.22 closing price of the shares on December 31, 2002, the last day of trading for the fiscal year ended December 31, 2002, as reported on The Nasdaq National Market, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about our equity compensation plans as of December 31, 2002:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities reflected in Column (a))
Equity Compensation Plans Approved by Security Holders(1)	4,832,918	$31.10	1,116,630
Equity Compensation Plans Not Approved by Security Holders(2)(3)	355,069	$38.83	94,397
Total	5,187,987	$31.63	1,211,027

(1)
Includes only options to purchase Avocent shares under the Avocent Corporation 2000 Stock Option Plan.

(2)
Includes only options to purchase Avocent shares under the Avocent Corporation 2000 Transition Stock Option Plan.

(3)
The table does not include information for equity compensation plans and options assumed by us in connection with mergers and acquisitions and pursuant to which options remain outstanding, including the following: the Apex Employee Stock Plan, the Cybex 1995 Employee Stock Option Plan, the Cybex 1998 Employee Stock Incentive Plan, the Cybex Outside Directors' Stock Plan, the Equinox Systems Inc. 1988 Non-Qualified Stock Option Plan, the Equinox 1992 Non-Qualified Stock Option Plan, the Equinox 1993 Stock Option Plan, the Equinox Directors' Stock Option Plan, the Equinox 2000 Directors' Stock Option Plan, and the 2C Computing, Inc. 2001 Stock Option Plan. As of December 31, 2002, a total of 2,304,841 shares of Avocent Corporation common stock may be purchased pursuant to options outstanding under all such plans, at a weighted average exercise price of $17.77. No further grants may be made under any of these plans.

COMPENSATION OF DIRECTORS

        We currently pay our non-executive directors an annual cash fee of $25,000 for their service on our Board of Directors and its committees. In addition, through October 2002, these non-executive directors received $1,000 for each Board of Directors and committee meeting attended in person and $500 for each Board of Directors and committee meeting attended by telephone conference call. In November 2002, we removed the distinction between attendance in person or by telephone conference call, and we currently pay $1,000 for attendance in person or by telephone at each Board of Directors or committee meeting. The Board of Directors has discretion to grant options to directors under our option plans.

        Messrs. Copperman, Dramis, Harmon, Harper, McAleer, and Vieau received compensation of $6,144, $6,144, $8,363, $33,500, $32,500, and $31,500, respectively, for their services as directors (including participation in committee meetings) during 2002. Prior to his selection as our President and Chief Executive Officer, Mr. Cooper received $3,167 for his services as a non-executive director during 2002. Messrs. Harper, McAleer, Thornton, and Vieau received options in May 2002 to purchase 20,000, 17,500, 30,000, and 15,000 shares, respectively, of our common stock at an exercise price of $21.77, vesting pro rata over twenty-four (24) months commencing May 2002. Messrs. Copperman and Dramis each received options in October 2002 to purchase 30,000 shares of our common stock at an exercise price of $20.00, vesting pro rata over twenty-four (24) months commencing October 2002.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

        We have entered into employment agreements with certain of our executive officers, including each of those executive officers named in the Summary Compensation Table. Under each agreement, the employee receives an annual base salary, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors not less than the annual cost of living increase percentage, and is entitled to receive an annual bonus at the discretion of the Compensation Committee based on our performance and the performance of the executive officer and to participate in stock option plans and all other benefit programs generally available to our executive officers.

        Under the terms of the employment agreements, our executive officers have also agreed that during the term of their employment and for a term of twelve (12) months thereafter, they will not compete against us, without our prior written consent, by engaging in any capacity in any business activity in the United States, Canada, or Europe that is substantially similar to, or in direct competition with, our business.

        Under the terms of the employment agreements, we may terminate an executive officer's employment for "cause," which includes termination by reason of acts of (i) willful dishonesty, fraud, or deliberate injury or attempted injury to us or (ii) the executive officer's willful material breach of the employment agreement that has resulted in material injury to us, in which event, the executive shall receive accrued salary, earned bonus and other benefits through the date of termination but not including severance compensation. If a participating executive officer is terminated by us without cause (including a "constructive termination" of the executive officer's employment by reason of a material breach by us of his employment agreement), he is entitled to receive his accrued salary, earned bonus, and other benefits through the date of termination, including severance compensation.

        Severance compensation is generally equal to the executive officer's base salary at the rate payable at the time of termination for a period of twelve (12) months following the date of termination and an amount equal to the executive officer's average annual bonus during the two years immediately preceding his termination. However, Doyle C. Weeks is entitled to his base salary for a period of eighteen (18) months after the date of termination. At the executive officer's election, he may receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day Treasury bill interest rate in effect on the date of delivery of such election notice). Severance compensation also entitles executive officers, upon termination without cause, to accelerate vesting of any award granted under Avocent's, Apex's, Cybex's, or Equinox's stock option plans and continuation of medical plan benefits for a period of twelve (12) months after the date of termination.

        If a "change-in-control" occurs and the executive officer terminates his employment within six (6) months or we terminate his employment within eighteen (18) months, the executive officer is immediately entitled to receive accrued salary, earned bonus, and other benefits through the date of termination, including the severance compensation described above. Except for a "change-in-control,"

executive officers are not entitled to severance compensation for voluntary termination or termination by reason of the executive officer's death or disability.

        Under the terms of the employment and other agreements, we agree to indemnify each executive officer for certain liabilities arising from actions taken by the executive officer within the scope of his employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Avocent Corporation, as well as the specific compensation levels for executive officers. It also approves grants of options under the Avocent Corporation 2000 Stock Option Plan. John R. Cooper, our current President and Chief Executive Officer, generally participates in all discussions and decisions regarding salaries and incentive compensation for employees, except that he is excluded from discussions regarding his own salary and incentive compensation.

        General Compensation Policy.    Under the supervision of the Compensation Committee, Avocent's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon Avocent's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) annual base salary, (ii) annual bonus based on the achievement of certain performance goals established for Avocent and for the executive officer, and (iii) stock-based benefit plans that are designed to strengthen the mutuality of interests between the executive officers and Avocent's stockholders.

        The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

        Base Salary.    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Avocent for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Avocent's performance does not play a significant role in the determination of base salary.

        Bonuses.    Bonuses are awarded by the Compensation Committee based on objective and subjective standards. In awarding executive bonuses, the Compensation Committee considers Avocent's success in achieving specific financial goals and objectives, including revenue growth and earnings growth, and each executive's success in achieving certain individual goals and objectives.

        Stock-Based Benefit Plans.    Avocent utilizes stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards by the Compensation Committee take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of Avocent's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position in the Company and his existing holdings of unvested options. However, the Compensation Committee is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

        Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a three-year or four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the common stock appreciates over the option term.

        Compensation of the Chief Executive Officer.    Mr. Thornton served as President and Chief Executive Officer of Avocent from July 1, 2000, when Avocent was formed in the merger transaction between Apex and Cybex, through his retirement in March 2002. In connection with his retirement as President and Chief Executive Officer and in recognition of his transitional duties in the management succession, Mr. Thornton's annual salary was reduced from $361,550 per year to $250,000 per year prorated for the period March 2002 through June 2002 and to $50,000 per year prorated for the period July 1, 2002, through June 30, 2003. For the year 2002, Mr. Thornton received a bonus of $125,471 based on certain objective and subjective factors consistent with the criteria used to evaluate the other senior executives of the Company. Under our agreement with Mr. Thornton, he was eligible to receive an annual stock option award that was double the option award to non-executive directors while he was Chairman of our Board of Directors. Accordingly, in 2002, he was granted options to purchase 30,000 shares of common stock at $21.77 per share, which vest over a two-year period, and in March 2003, he was granted options to purchase an additional 30,000 shares of common stock at $27.25 per share, which also vest over a two-year period. Mr. Thornton ceased to be our Chairman in April 2003, and he is now eligible to receive an annual stock option award consistent with the award made to non-executive directors for so long as he remains a member of our Board of Directors. When he ceases to be a member of our Board of Directors, the vesting of his stock options will accelerate. In his 2000 employment agreement, Mr. Thornton agreed not to compete against us for a term of thirty-six months after the termination of his employment in exchange for a $400,000 cash payment, and we have agreed with him that he is entitled to receive this payment in 2003 and that the thirty-six month noncompetition period commences when he ceases to be a member of the Board of Directors of Avocent.

        Upon Mr. Thornton's retirement in March 2002, Mr. Cooper was selected as our President and Chief Executive Officer. In establishing Mr. Cooper's compensation package, the Compensation Committee reviewed a competitive market assessment and evaluation of the Company's executive compensation policies, including those relating to President and Chief Executive Officer, and recommendations regarding executive compensation philosophy prepared by William M. Mercer, Incorporated shortly after the merger between Apex and Cybex. The Compensation Committee also consulted with Heidrick & Struggles, which advised the Compensation Committee in the search and selection process. Effective March 2002, Mr. Cooper's annual base salary was established at $300,000, with a bonus potential of up to 75% of his base salary based on certain objective and subjective factors consistent with the criteria used to evaluate the other senior executives of the Company (including those related to certain corporate milestones in achieving ISO certification, specified revenue targets for new products, the maintenance of specified levels of gross margin, and other corporate financial objectives). Mr. Cooper is also entitled to all fringe benefits currently offered to Avocent senior executives. In February 2002, upon his selection as our President and Chief Executive Officer, Mr. Cooper was granted options to purchase 400,000 shares of common stock at $21.56 per share, which was the fair market value of our stock on the date of his award, vesting over a four-year period.

        In late 2002, the Compensation Committee of our Board of Directors engaged iQuantic-Buck to conduct a review of our executive compensation policies and philosophies, and upon completion of that study and following deliberation by both the Compensation Committee and the Board of Directors, Mr. Cooper's base salary was increased to $400,000, effective January 1, 2003. For the year 2002, Mr. Cooper was awarded an incentive cash bonus of $185,652 for meeting certain corporate performance objectives in 2002 (including those related to certain milestones in achieving ISO certification, maintenance of specified levels of gross margin, and other financial objectives). In March 2003, Mr. Cooper was also granted options to purchase 150,000 shares of common stock at $27.25, which vest over three years.

        Deductibility of Executive Compensation.    The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a federal income tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by Avocent to each of these executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under the 2000 Plan to such officers and shares purchased under the Avocent Corporation 2000 Employee Stock Purchase Plan by such officers will meet the requirements for qualifying as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of executive officers. It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Avocent may, from time to time, pay compensation to executive officers that may not be deductible.

                      COMPENSATION COMMITTEE
                      Edwin L. Harper, Chairman
                      William H. McAleer
                      David P. Vieau

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee or executive officer of Avocent has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return data for our common stock to the cumulative return of (i) the NASDAQ US Index and (ii) the NASDAQ Computer Index for the period beginning July 3, 2000, the date our common stock was first traded, and ending on December 31, 2002. The graph assumes that $100 was invested on July 3, 2000. The graph further assumes that such amount was initially invested in our common stock at a per share price of $44.25, the price at which such stock was first publicly traded, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
AMONG AVOCENT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

*
Based on $100 invested on 7/3/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Graph produced by Research Data Group, Inc.    4/16/2003

	7/3/00	12/29/00	12/31/01	12/31/02
Avocent Corporation	$100	$61	$55	$50
Nasdaq Stock Market (US)	$100	$61	$49	$34
Nasdaq Computer Manufacturers	$100	$52	$36	$24

        The information contained above under the captions "Audit Committee Report for the year Ended December 31, 2002," "Compensation Committee Report on Executive Compensation," and "Stock Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table indicates the number of shares of our common stock beneficially owned as of April 15, 2003 by (i) each person or entity known to be the beneficial owner of more than 5% of our outstanding stock, (ii) each of the executive officers listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned, subject to community property laws where applicable. Ownership information is based upon information furnished by the respective individuals.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Alliance Capital Management L.P. and its affiliates(2) 1345 Avenue of the Americas New York, NY 10105	4,566,251	9.99%
Franklin Advisers, Inc. and its affiliates(3) One Franklin Parkway San Mateo, CA 94403	4,014,616	8.79%
Stephen F. Thornton(4)	986,455	2.14%
John R. Cooper(5)	112,945	*
Doyle C. Weeks(6)	277,843	*
Samuel F. Saracino(7)	293,493	*
Douglas E. Pritchett(8)	280,139	*
William A. Dambrackas(9)	95,500	*
Harold D. Copperman(10)	8,750	*
Francis A. Dramis, Jr.(11)	8,750	*
Edwin L. Harper(12)	86,404	*
Barry L. Harmon	50,000	*
William H. McAleer(13)	91,698	*
David P. Vieau(14)	20,000	*
All executive officers and directors as a group (18 persons)(15)	3,643,372	7.51%

*
Less than one percent.

(1)
Unless otherwise indicated, each person or entity named below has an address in care of our principal executive offices located at 4991 Corporate Drive, Huntsville, Alabama 35805. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2003 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding the options but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. The numbers reflected in the percentage ownership columns are based on 45,686,580 shares of our common stock outstanding.

(2)
Based solely on a Schedule 13G/A filed by AXA Assurances I.A.R.D. Mutuelle with the Securities and Exchange Commission on January 10, 2003.

(3)
Based solely on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 30, 2003.

(4)
Includes (i) 257,065 shares owned directly by Mr. Thornton, (ii) 179,343 shares owned by his spouse, (iii) 170,422 shares held by the Thornton Family Limited Partnership, of which Mr. Thornton is a general partner and as to which he may be deemed to share voting and investment power, (iv) 13,125 shares held by the Thornton Charitable Trust, of which Mr. Thornton is a related person and as to which he may be deemed to have share voting and investment power, and (v) 366,500 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(5)
Includes (i) 17,695 shares owned directly by Mr. Cooper, (ii) 4,000 shares held by Mr. Cooper in his Individual Retirement Account, and (iii) 91,250 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(6)
Includes 277,843 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(7)
Includes 290,076 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(8)
Includes (i) 5,864 shares owned directly by Mr. Pritchett, (ii) 800 shares held by his minor child, (iii) 6,975 shares held by him in his Individual Retirement Account, and (iv) 266,500 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(9)
Includes 95,500 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(10)
Includes 8,750 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(11)
Includes 8,750 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(12)
Includes 85,423 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(13)
Includes 91,698 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(14)
Includes 20,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003.

(15)
Includes (i) 2,850,587 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 15, 2003 and (ii) 5,168 shares held by the family members of two of our other executive officers.

PROPOSAL TWO

TO APPROVE THE ADOPTION OF THE AVOCENT CORPORATION 2003 STOCK
OPTION PLAN AND THE RESERVATION OF TWO MILLION SHARES OF OUR
COMMON STOCK FOR ISSUANCE UNDER THE 2003 STOCK OPTION PLAN

        We are asking our stockholders to approve the Avocent Corporation 2003 Stock Option Plan (the "Plan") and the reservation of two million shares of our common stock for issuance under the Plan.

        In 2000, our Board of Directors and stockholders adopted the 2000 Stock Option Plan (the "2000 Plan") and reserved 6,000,000 shares of our common stock for issuance under the 2000 Plan. As of April 15, 2003, 5,473,307 shares were subject to outstanding awards granted under the 2000 Plan and 294,359 shares remained available for any new awards to be granted under the 2000 Plan in the future. In April 2003, our Board of Directors adopted the 2003 Stock Option Plan and reserved two million (2,000,000) shares of our common stock for issuance under the Plan.

Reasons for Adoption of the Plan

        We rely upon stock options as one of the benefits necessary to attract and retain outstanding and highly skilled employees, especially in the competitive labor markets in which we must compete. Accordingly, our Board of Directors believes it is in our best interests to approve the adoption of the Plan and the reservation of two million shares of our common stock for issuance under the Plan so that we may continue to use stock options to promote the long-term success of Avocent.

        The following paragraphs provide a summary of the principal features of the Plan, which is set forth in its entirety as Annex B to this proxy statement. The following summary is qualified in its entirety by reference to Annex B.

Summary of the Plan

        General.    The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to our employees, directors, and consultants, and to promote the success of our business. Options granted under the Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, as amended (the "Code"), or nonstatutory stock options.

        Administration.    The Plan may generally be administered by the Board of Directors or a committee appointed by the Board (as applicable, the "Administrator"). The Board of Directors has appointed the Compensation Committee to administer the Plan.

        Eligibility; Limitations.    Nonstatutory stock options may be granted under the Plan to employees, directors, and consultants employed by us and our subsidiaries. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors, and consultants to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.

        Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director, or consultant may be granted, in any of our fiscal years, options to purchase more than five hundred thousand (500,000) shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with us, he or she may be granted options to purchase up to an additional five hundred thousand (500,000) shares of common stock.

        Terms and Conditions of Options.    Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

          Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.

          Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over three (3) or four (4) years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), a reduction in the amount of any liability from us to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          Term of Option.    The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          Termination of Employment.    If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date three (3) months after the optionee's termination or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before expiration of the option.

          Death or Disability.    If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) twelve (12) months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          Limited Transferability of Options.    Unless determined otherwise by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          Other Provisions.    The stock option agreement may contain other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

        Adjustments Upon Changes in Capitalization.    In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification, or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

        In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

        In connection with any merger, consolidation, acquisition of assets, or like occurrence involving Avocent, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested and exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

        Repricing.    Repricing of options granted under the Plan is prohibited.

        Amendment and Termination of the Plan.    The Board of Directors may amend, alter, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. However, we must obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten (10) years from the date of its approval by the stockholders.

        The foregoing is only a summary of the Plan. It does not purport to be complete. A complete copy of the Plan is attached as Annex B. Stockholders are encouraged to review the Plan in its entirety.

Federal Income Tax Consequences

        Options granted under the Plan may be either incentive stock options or non-statutory stock options.

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonstatutory Stock Options.    Options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        The foregoing is only a summary of the effect of federal income taxation on optionees and us with respect to the grant and exercise of options under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's, or consultant's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the employee, director, or consultant may reside.

Awards Granted to Certain Individuals and Groups

        The number of awards (if any) that may be granted to employees, officers, directors, or consultants under the Plan is subject to the discretion of the Plan Administrator and therefore future awards under the Plan are not determinable. The following table therefore sets forth information with respect to the grant of stock options under the 2000 Stock Option Plan during our fiscal year ended December 31, 2002, to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees who are not executive officers as a group:

Name and Position	Number of Shares Subject to Options Granted(#)	Weighted Average Exercise Price Per Share($/sh)
John R. Cooper President and Chief Executive Officer	400,000	$21.56
Stephen F. Thornton Formerly President and Chief Executive Officer	30,000	$21.77
Doyle C. Weeks Executive Vice President for Group Operations and Business Development	50,000	$21.77
Samuel F. Saracino Senior Vice President for Legal and Corporate Affairs, General Counsel, and Secretary	40,000	$21.77
Douglas E. Pritchett Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary	40,000	$21.77
William A. Dambrackas Senior Vice President of Advanced Technology	20,000	$21.77
All current executive officers as a group	820,000	$21.36
All current directors who are not executive officers as a group	112,500	$20.83
All employees who are not executive officers as a group	1,091,350	$20.54

Vote Required for Adoption of the Plan

        The affirmative vote of a majority of the votes cast will be required to approve the adoption of the Plan and the reservation of 2,000,000 shares of our common stock for issuance under the Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PLAN AND THE RESERVATION OF 2,000,000 SHARES OF OUR COMMON STOCK FOR ISSUANCE UNDER THE PLAN.

PROPOSAL THREE

TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2003

        Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to conduct an audit in accordance with generally accepted auditing standards of our financial statements for the fiscal year ending December 31, 2003. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. The Audit Committee has discussed with PricewaterhouseCoopers their independence from us and our management, and this discussion included consideration of the matters in the written disclosures required by the Independence Standards Board and the potential impact that non-audit services provided to us by PricewaterhouseCoopers could have on their independence. This appointment is being submitted for ratification at the meeting. If not ratified, the Audit Committee will reconsider this appointment, although the Audit Committee will not be required to appoint different independent accountants. PricewaterhouseCoopers has served as our independent accountants since July 2000.

Vote Required and Board of Director's Recommendation

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal.

        THE AUDIT COMMITTEE HAS APPROVED THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

Fees Billed to Us by PricewaterhouseCoopers during Fiscal 2002

Audit Fees:

        Fees for the 2002 and 2001 fiscal year audits by PricewaterhouseCoopers of our annual financial statements and their review of the financial statements included in our quarterly reports on Form 10-Q totaled $436,819 and $354,601, respectively.

Audit-Related Fees:

        For 2002, PricewaterhouseCoopers billed us $28,982 for its services related to our acquisition of 2C Computing, Inc. and consultation on accounting issues. For 2001, PricewaterhouseCoopers billed us $218,641 for its services related to our acquisition of Equinox Systems, Inc. and consultation on accounting issues.

Tax Fees:

        For the years 2002 and 2001, PricewaterhouseCoopers billed us $112,776 and $59,199, respectively, for professional services related to preparation of our tax returns and $329,124 and $192,772, respectively, for tax consulting.

All Other Fees:

        PricewaterhouseCoopers billed us $6,000 for other services in each of 2002 and 2001.

        In its pre-approval policy, the Audit Committee has authorized our Chief Executive Officer, our Chief Financial Officer, or our Chief Accounting Officer to engage the services of PricewaterhouseCoopers with respect to the following services:

  •
  audit related services that are outside the scope of our annual audit and generally are (i) required on a project, recurring, or one-time basis (such as our statutory audit for Avocent International Ltd., which is required by a regulatory authority other than the SEC), (ii) requested by one of our business partners (e.g., a review or audit of royalty payments), or (iii) needed by us to assess the impact of a proposed accounting standard;

  •
  tax services relating to (i) the preparation and review of our federal, state, and local tax returns, (ii) the examination of any tax returns by tax authorities, (iii) matters relating to, or reflected in, any tax returns, or (iv) the communication and adoption of requirements that relate to the tax returns;

  •
  accounting and tax services related to potential or actual acquisitions or investment transactions that if consummated would be reflected in our financial results or tax returns (this does not include any due diligence engagements, which must be pre-approved by the Audit Committee separately);

  •
  tax services related to our employees on international assignments, including preparation of the individual tax returns and advice regarding structuring an individual's foreign assignment package; and

  •
  other accounting and tax services that are expected to result in fees of less than $25,000 per project, such as routine consultations on accounting and/or tax treatments for contemplated transactions.

        The foregoing pre-approval authority relates only to engagements where the fees for services in connection with any such engagement are expected to be less than $25,000. The Audit Committee has also delegated to its chairman the authority to pre-approve or disapprove any of the foregoing engagements including those listed above where the fees for services are expected to be between $25,000 and $100,000 per project, and any such decisions by the chairman must be presented to the full Audit Committee at the next scheduled meeting. Any engagements where the fees for services are expected to exceed $100,000 per project must be pre-approved by a vote of the entire Audit Committee.

        All of the "Audit-Related Fees" and "Tax Fees" described above for 2002 and 2001 were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and ten-percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2002, our directors, executive officers, and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In the third quarter of 2002, we engaged Mirecho Labs, Inc., a privately-held company based in Acton, Massachusetts, to provide software research and development services to support the recently acquired 2C product line. Victor Odryna is one of Mirecho's founders and serves as its President and Chief Executive Officer. Through July 2001, Mr. Odryna was our Senior Vice President of Corporate Strategic Marketing. During the second quarter of 2002 two of our officers, Douglas E. Pritchett, our Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary, and Kieran MacSweeney, our Managing Director of International Operations, and the then Chairman of our Board of Directors, Stephen F. Thornton, invested a total of $175,000 in Mirecho. We paid Mirecho $200,000 for research and development services performed prior to termination of the agreement on November 1, 2002. The cost of these research and development services was expensed during 2002.

        Except as described above, there was not during fiscal 2002, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements described in "Employment Contracts and Severance Agreements."

OTHER INFORMATION

        Our 2002 Annual Report for the fiscal year ended December 31, 2002 will be mailed to the stockholders of record as of April 21, 2003 together with the mailing of this proxy statement. Stockholders who do not receive a copy of the 2002 Annual Report with their proxy statement may obtain a copy by writing to or calling Samuel F. Saracino, Secretary, Avocent Corporation, 9911 Willows Road N.E., Redmond, Washington 98052. His telephone number is (425) 861-5858.

OTHER MATTERS

        We know of no other matters to be submitted for consideration by the stockholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel F. Saracino Secretary
Huntsville, Alabama April 25, 2003

ANNEX A

CHARTER

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
AVOCENT CORPORATION

(effective April 10, 2003)

PURPOSE:

        The purpose of the Audit Committee of the Board of Directors (the "Board") of Avocent Corporation (the "Company") shall be to:

  •
  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  •
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence, and performance, and (iv) the Company's internal accounting, financial, and disclosure controls;

  •
  Prepare the Audit Committee report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual Proxy Statement;

  •
  Provide the Company's Board with the results of its monitoring and its recommendations; and

  •
  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe to the Audit Committee.

COMMITTEE MEMBERSHIP:

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  •
  Each member will be an independent director, as defined under applicable NASDAQ and SEC rules;

  •
  Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

  •
  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, such as a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

COMMITTEE RESPONSIBILITIES AND AUTHORITIES:

        The responsibilities of the Audit Committee shall include:

  •
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release any disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  •
  Recommending the appointment of, approving the compensation of, and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  •
  Pre-approving audit and non-audit services to be provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements (as may be permissible) with the independent auditors;

  •
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach, and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company that may affect or interfere with their independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring, and investigating them; (iii) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

  •
  Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other disclosures, prior to filing with the SEC the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively;

  •
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  •
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  •
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  •
  Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and Audit Committee members, member qualifications and activities;

  •
  Reviewing, approving and monitoring the Company's Code of Ethics for its senior financial officers;

  •
  Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

  •
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  •
  Reviewing and providing oversight of the internal audit function, including approval of the annual work plans and reports of findings prepared by internal audit

  •
  Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;

  •
  Reviewing the Company's compliance with employee benefit plans;

  •
  Overseeing and reviewing the Company's policies regarding information technology and management information systems;

  •
  If necessary, instituting special investigations with full access to all books, records, facilities, and personnel of the Company;

  •
  As appropriate, obtaining advice and assistance from outside legal, accounting, or other advisors;

  •
  Reviewing and approving in advance any proposed related party transactions;

  •
  Reviewing its own Charter, structure, processes, and membership requirements;

  •
  Providing a report in the Company's Proxy Statement in accordance with the rules and regulations of the SEC; and

  •
  Establishing procedures for receiving, retaining, and treating comments received by the Company regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

        The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors and the internal auditor of the Company, at such times as it deems appropriate, but not less than annually, to fulfill the responsibilities of the Audit Committee under this Charter.

MINUTES:

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

        In addition to preparing the report in the Company's Proxy Statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Audit Committee's Charter.

COMPENSATION:

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

        Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any Committee of the Board.

DELEGATION OF AUTHORITY:

        The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services to be provided by the independent auditors, provided such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

ANNEX B

AVOCENT CORPORATION

2003 STOCK OPTION PLAN

        1.    Purposes of the Plan.    The purposes of this 2003 Stock Option Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors and Consultants, and

  •
  to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)  "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

          (c)  "Board" means the Board of Directors of the Company.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e)  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f)    "Common Stock" means the common stock of the Company.

          (g)  "Company" means Avocent Corporation, a Delaware corporation.

          (h)  "Consultant" means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i)    "Director" means a member of the Board.

          (j)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (k)  "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o)  "Inside Director" means a Director who is an Employee.

          (p)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (q)  "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (r)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "Option" means a stock option granted pursuant to the Plan.

          (t)    "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u)  "Optioned Stock" means the Common Stock subject to an Option.

          (v)  "Optionee" means the holder of an outstanding Option granted under the Plan.

          (w)  "Outside Director" means a Director who is not an Employee.

          (x)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y)  "Plan" means this 2003 Stock Option Plan.

          (z)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (aa) "Section 16(b) "means Section 16(b) of the Exchange Act.

          (bb) "Service Provider" means an Employee, Director or Consultant.

          (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (dd) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is Two Million (2,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

            (ii)  to select the Service Providers to whom Options may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

            (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

          (viii)  to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (ix)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

            (xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Shares issued under the Plan.

        5.    Eligibility.

          (a)    General.    Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

          (b)    No Right to Continued Employment.    This Plan shall not confer upon any Optionee any right with respect to the continuation of his or her employment (or other relationship) with the Company (or any Parent or Subsidiary), nor shall it restrict, limit, or interfere in any way with the right of the Company (or any Parent or Subsidiary) to terminate the employment (or other) relationship of any Optionee at any time, with or without cause.

        6.    Limitations.

          (a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)  Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options:

              (i)  No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than Five Hundred Thousand (500,000) Shares.

            (ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional Five Hundred Thousand (500,000) Shares, which shall not count against the limit set forth in subsection (i) above.

            (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

        7.    Term of Plan.    Subject to Section 18 of the Plan, the Plan shall become effective upon its approval by the Company's stockholders. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

        8.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9.    Option Exercise Price and Consideration.

          (a)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (i)  In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an

  Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)  cash;

            (ii)  check;

            (iii)  promissory note;

            (iv)  other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii)  any combination of the foregoing methods of payment; or

          (viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Notwithstanding the foregoing, the Administrator may permit an Option to be exercised by delivery of a full-recourse promissory note secured by the purchased shares. All other terms of such promissory note shall be determined by the Administrator in its sole discretion.

        10    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the

  Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)    Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)    Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised following Optionee's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable by the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee's death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        11.    Limited Transferability of Options.    Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        12.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase of unvested Shares, the number of Shares that may be added annually to the Plan pursuant to Section 3(i) and the number of shares of Common Stock covered by each outstanding Option as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        13.    Date of Grant.    The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        14.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        15.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

        19.    No Repricing.    Repricing of Options granted under the Plan is prohibited.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AVOCENT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2003

        The undersigned stockholder(s) of AVOCENT CORPORATION, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2003, and hereby appoints John R. Cooper, Samuel F. Saracino, and Douglas E. Pritchett, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of AVOCENT CORPORATION to be held on Thursday, June 12, 2003, at 10:00 a.m., at the Huntsville Marriott Hotel located at Five Tranquility Base, Huntsville, Alabama 35805, and at any adjournment or adjournments of the Annual Meeting, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE	(Continued and to be signed on reverse side)

/*\ FOLD AND DETACH HERE /*\

[LOGO OF AVOCENT]
ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2003
10:00 a.m.

Huntsville Marriott Hotel
Five Tranquility Base
Huntsville, Alabama 35805

YOUR VOTE IS IMPORTANT!

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.
Please mark your votes as indicated	☒

			VOTE FOR ALL NOMINEES (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
			☐	☐
1.	ELECTION OF DIRECTORS
	Nominees:	Francis A. Dramis, Jr. (Class III director) Stephen F. Thornton (Class III director)

If you wish to withhold authority to vote for any individual nominee, write the nominee's name on the line below

2.	PROPOSAL TO APPROVE THE ADOPTION OF THE 2003 STOCK OPTION PLAN and reserve 2,000,000 shares for issuance under the 2003 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

I PLAN TO ATTEND THE MEETING ☐	COMMENT/ADDRESS CHANGE ☐ Please mark this if you have written Comments/address on the reverse side

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)                                                  Date:                                  , 2003. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

THANK YOU FOR VOTING.

QuickLinks

PROXY STATEMENT
Annual Meeting of Stockholders To be held on June 12, 2003
PROPOSAL ONE ELECTION OF CLASS III DIRECTORS
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2002
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL TWO
PROPOSAL THREE TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2003
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
OTHER MATTERS
CHARTER AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AVOCENT CORPORATION
AVOCENT CORPORATION 2003 STOCK OPTION PLAN